EXHIBIT 10.10

EXTENSION OF EMPLOYMENT AGREEMENT

The parties hereby agree that the term of the Employment Agreement made by and between Patricia B. Prichep and CEL-SCI Corporation as of August 31, 2019 is extended to August 31, 2027. All other terms of the Employment Agreement with Ms. Prichep dated August 31, 2019 remain the same.

August 28, 2023

CEL-SCI CORPORATION

By:	/s/ Geert Kersten
Geert R. Kersten, Chief Executive Officer

/s/Patricia Prichep
Patricia B. Prichep